EXHIBIT 99.1

FORM OF ANNUAL SERVICER’S CERTIFICATE

VW CREDIT, INC.

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

          The undersigned, a duly authorized representative of VW Credit, Inc. (“VCI”), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of August 10, 2000 (as amended and supplemented, the “Agreement”), by and among Volkswagen Credit Auto Master Owner Trust, as Issuer, Volkswagen Dealer Finance, LLC, as transferor, VCI, as Servicer, and Bank One, as Trustee, do hereby certify that:

1. VCI is, as of the date hereof, the Servicer under the Agreement.

2. The Undersigned is a Servicing Officer and is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

3. A Review of the activities of the Servicer during the period from the initial Closing Date through the calendar year ended December 31, 2002 and of its performance under the Agreement was conducted under my supervision.

4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. None.

          Capitalized terms used but not defined herein are used as defined in the Agreement.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this fifth day of March, 2003.

/s/ Dennis Tack
Name:	Dennis Tack

Title:	Controller

Exhibit I

VW Credit, Inc.

3800 Hamlin Road
Auburn Hills, MI 48326
Tel. (248) 754-5885
Fax (248) 754-5387

February 7, 2003

PricewaterhouseCoopers LLP
One North Wacker
Chicago, Illinois 60606

Ladies and Gentlemen:

For the year ended December 31, 2002, VW Credit, Inc and its subsidiaries (the “Company”) have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers (“USAP”) to the extent such procedures are applicable to the Pooling and Servicing Agreement dated August 10, 2000.

Sincerely,

/s/ Kevin V Kelly

Kevin Kelly
President, VW Credit, Inc.

/s/ Dennis M Tack

Dennis Tack
Controller, VW Credit, Inc.